UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2010

CardioNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33993	33-0604557
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

227 Washington Street #210 Conshohocken, PA	19428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Joseph Capper Employment Agreement

On June 15, 2010, CardioNet, Inc. (the “Company”) announced that it had entered into an employment agreement (the “Employment Agreement”) with Joseph H. Capper which provides that he will serve as the President and Chief Executive Officer of the Company.  A copy of the press release is attached as Exhibit 99.1.

The Employment Agreement is effective on June 15, 2010 and continues until terminated in accordance with its terms.   Pursuant to the terms of the Employment Agreement, Mr. Capper is entitled to a base salary of $515,000.  Mr. Capper will also receive a bonus payment within 30 days after the effective date of the Employment Agreement equal to $150,000, in consideration of the incentive and equity compensation Mr. Capper will forfeit from his prior employer (subject to pro rata repayment if Mr. Capper voluntarily resigns or is terminated for “cause” (as defined in the Employment Agreement) within one year of the effective date of the Employment Agreement).  Beginning with the 2010 fiscal year, Mr. Capper will be eligible to participate in the Company’s Management Incentive Plan and Long Term Incentive Plan in accordance with the terms of those plans.  Mr. Capper’s target annual bonus opportunity under the Management Incentive Plan will be 100% of base salary and Mr. Capper’s target dollar value for purposes of the Long Term Incentive Plan will be 200% of base salary.  The Employment Agreement also requires Mr. Capper to relocate to the Philadelphia, Pennsylvania metropolitan area within one year of the effective date of the Employment Agreement.  During this relocation period we will (i) reimburse Mr. Capper for reasonable travel and commuting expenses from Florida, (ii) pay Mr. Capper a monthly housing allowance of $4,500 per month (net of all taxes) for temporary lodging expenses in the Philadelphia, Pennsylvania metropolitan area, and (iii) reimburse Mr. Capper for reasonable relocation expenses in an amount not to exceed $100,000.

Contemporaneously with his entry into the Employment Agreement, Mr. Capper received a restricted stock unit award with respect to 60,000 shares of the Company’s common stock and a stock option to purchase 500,000 shares of the Company’s common stock.  In each case, the equity awards are subject to the restrictions and conditions set forth in the Company’s 2008 Equity Incentive Plan. The stock options will vest in equal annual installments of 25% a year over four years beginning with the first anniversary of the date of grant and the restricted stock units will vest 100% on the third anniversary of the date of grant; provided, however, that Mr. Capper remains in continuous service as of each applicable vesting date except for such exceptions provided below.  The vested restricted stock units will be distributed in the form of common stock on the earliest to occur of Mr. Capper’s death, Disability (as defined in the 2008 Equity Incentive Plan) or “separation from service” (as defined in the Internal Revenue Code of 1986, as amended (the “Code”)), or a 409A Change in Control, which means a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets, as provided in the Code. If a corporate transaction occurs (as defined in the Employment Agreement) while Mr. Capper is employed by the Company, all of his outstanding equity awards will become fully vested and exercisable (to the extent applicable).

The Employment Agreement provides that in the event the Company terminates Mr. Capper without “cause” or Mr. Capper resigns for “good reason” (each as defined in the Employment Agreement), it will pay to Mr. Capper severance benefits that consist of the following (i) base salary and accrued and unused vacation earned through the date of his termination, and (ii) an amount equal to two times his base salary at the rate in effect at the time of termination plus two times his on-target annual performance incentive bonus in effect for the year of termination, such amount to be paid in 24 monthly installments. Mr. Capper will also be eligible for continued participation in the Company’s medical, dental and vision plans for a period of up to 24 months.  Mr. Capper’s receipt of the amount described in clause (ii) above and the continued participation in the Company’s medical, dental and vision plans are contingent upon his execution and non-revocation of a release of claims in the form attached to the Employment Agreement.

As a condition of Mr. Capper’s employment as President and Chief Executive Officer, he must execute and abide by the Company’s Proprietary Information and Inventions Agreement.  Under the Employment Agreement Mr. Capper will be subject to non-competition restrictions for the term of his employment and during any period thereafter in which he is receiving severance benefits.

Mr. Capper’s employment with the Company is at will and may be terminated by the Company at any time and for any reason, or for no reason.  Upon any termination by the Company, Mr. Capper agrees to resign all positions, including as an officer and, if applicable, as a director or member of the Board of Directors or any committee thereof.

Under the Employment Agreement, the Company agreed that at the next regularly scheduled meeting of the Company’s Board of Directors, Mr. Capper will be appointed as member of the Company’s Board of Directors.

The foregoing description of the Employment Agreement between the Company and Mr. Capper is qualified in its entirety by reference to the copy of the Employment Agreement which is attached as Exhibit 99.2 and which is incorporated by reference herein.

Mr. Capper, 47, was President, Chief Executive Officer and member of the Board of Directors of Home Diagnostics, Inc., a leading developer, manufacturer and marketer of diabetes management products and previously a NASDAQ listed company, from February, 2009 until its acquisition by Nipro Corporation in March, 2010.  Prior to Home Diagnostics, from March, 2003, to November, 2008, Mr. Capper was President and Chief Executive Officer of CCS Medical Inc. a private company that is a leading provider of medical supplies in diabetes, wound care, respiratory and other therapeutic categories.  Mr. Capper has a B.S. degree in Accounting from West Chester University and a M.B.A. in International Finance from George Washington University.

Randy Thurman Resignation

On June 15, 2010, in connection with Mr. Capper’s appointment as the President and Chief Executive Officer of the Company, Randy H. Thurman voluntarily resigned from his positions as the President and Chief Executive Officer.  In connection with his departure, Mr. Thurman also resigned from all other positions as an officer or director of the Company’s subsidiaries, but will remain as a member of the Company’s Board of Directors and serve as the Chairman of the Board of Directors in a non-executive capacity.

Under his employment agreement, because Mr. Thurman’s resignation was voluntary, he will not receive any post-termination payment or other benefits from the Company.  Mr. Thurman will serve as the Chairman of the Board of Directors, providing assistance to Mr. Capper in his transition to the President and Chief Executive Officer of the Company, and will receive compensation of $84,000 for his services provided during the period of June 2010 through the date of the next annual meeting of the Company’s stockholders, to be paid each quarter at the same time that the non-employee members of the Company’s Board of Directors receive their compensation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Title
99.1	Press Release by the Company, dated June 15, 2010
99.2	Employment Agreement, dated June 15, 2010, between Joseph H. Capper and CardioNet, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CardioNet, Inc.

June 18, 2010	By:	/s/ Heather Getz

Name: Heather Getz, CPA
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press Release by the Company, dated June 15, 2010
99.2	Employment Agreement, dated June 15, 2010, between Joseph H. Capper and CardioNet, Inc.